Exhibit 10.187

LIMITED GUARANTY

THIS LIMITED GUARANTY is given as of December 4, 2018, by 463IP PARTNERS, LLC, a Delaware limited liability company ("Guarantor"), in favor of MACATAWA BANK, a Michigan banking corporation, of 10753 Macatawa Drive, Holland, Michigan 49424 ("Lender"), pursuant to a certain $15,000,000 Term Loan Note and Agreement, dated as of the date of this Guaranty, between Lender and TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the Borrower"), as now or in the future amended, modified, or replaced (the "Loan Agreement").

1.        Guaranty. In consideration of any credit or other financial accommodation that Lender has extended or in the future extends to Borrower, Guarantor absolutely, unconditionally, and irrevocably guarantees prompt payment when due and at all times in the future of (1) any and all Lender Indebtedness, and (2) any and all renewals, extensions, replacements, and modifications of and all interest accrued on the Lender Indebtedness (collectively, the "Guaranteed Indebtedness"); provided, however, that the Guaranteed Indebtedness shall not include Excluded Swap Obligations.

2.        Limited Liability. Notwithstanding the foregoing, the liability of Guarantor under Section 1 above is limited only to the terms and conditions of the Deposit Account Control Agreement by and between Guarantor and Lender dated the same day as this Limited Guaranty.

3.        Expenses. Guarantor shall reimburse Lender for all costs, reasonable attorney fees, and other expenses that Lender at any time expends or incurs in collecting or attempting to collect the Guaranteed Indebtedness or in enforcing this Guaranty or realizing upon any security for this Guaranty. Guarantor's obligations to reimburse Lender for such costs, fees and other expenses shall not be limited by Section 2 above.

4.        Unconditional. The effectiveness of this Guaranty is not subject to the satisfaction of any conditions, including, without limitation, the signing of this or another guaranty, or the granting of any other security, by any other Person. Lender may grant or continue credit from time to time to Borrower without notice to or authorization from Guarantor, regardless of Borrower's financial or other condition at the time of any such grant or continuation. Lender shall not have any obligation to disclose to or discuss with Guarantor its assessment of Borrower's financial condition or any matters affecting Borrower, its assets, liabilities, activities, or operations, including, without limitation, the status of the Lender Indebtedness. Guarantor's execution of this Guaranty, however, shall create no obligation or duty of Lender to grant or continue credit to Borrower.

5.        Application of Payments. Lender in its sole discretion may, without affecting, impairing, or reducing this Guaranty: (1) apply payments or collections that it receives from any source to the payment of Indebtedness other than the Guaranteed Indebtedness, even though Lender could have applied those payments to the Guaranteed Indebtedness, and (2) apply payments or collections that it receives from Guarantor or from any present or future security for this Guaranty to any liability of Guarantor under this Guaranty or to any liability of Guarantor for payment to Lender of any other Indebtedness. Any payments or collections that Lender applies to the liability of Guarantor under this Guaranty shall be applied to costs or expenses described in Section 3 above and to the principal, interest, or other components of the Guaranteed Indebtedness, all in such manner as Lender determines in its sole discretion.

6.       Rights Against Borrower. Guarantor shall not exercise or enforce, and waives, any right of contribution, reimbursement, recourse, recoupment, or subrogation that is available to Guarantor against Borrower or any other Person liable for payment of all or part of the Guaranteed Indebtedness, or as to any security for all or any part of the Guaranteed Indebtedness, unless and until all of the Guaranteed Indebtedness is paid in full and discharged.

7.        Warranties and Representations. Guarantor represents and warrants to Lender, and agrees, as follows:

(a)     Guarantor has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as contemplated that it will be conducted in the future. Guarantor is in compliance with all laws, rules, and regulations that apply to it, its operations, or properties, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

(b)     All financial statements and other information concerning Guarantor that Borrower or Guarantor has furnished to Lender are true and correct in all material respects, and no such statements or other information contains any untrue statement of a material fact or omits a material fact necessary to make the statements or other information not misleading. There is not any fact that Guarantor has not disclosed to Lender in writing that has, or to the best of Guarantor's knowledge in the future could reasonably be expected to have, a Material Adverse Effect.

(c)     There is not any proceeding pending or, to the best of Guarantor's knowledge, threatened, before any court, governmental authority, or arbitration board or tribunal, against or affecting Guarantor that, if determined adversely to Guarantor, could reasonably be expected to have a Material Adverse Effect. Guarantor is not in default with respect to any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

(d)     Guarantor has good and marketable title to all of the assets that it purports to own, including the assets that the financial statements referred to above describe, free and clear from all liens, encumbrances, security interests, claims, charges, and restrictions.

(e)     Guarantor owns, licenses, or otherwise controls all of the patents, trademarks, service marks, trade names, copyrights, licenses, and rights that are necessary for the present and planned future conduct of its business, without any conflict with the rights of any other Person.

(f)     Guarantor has filed each tax return that it is required to file in any jurisdiction, and has paid each tax, assessment, fee, and other governmental charge upon it or upon its assets, income, or franchises before the time when its nonpayment could give rise to a lien. Guarantor does not know of any proposed additional tax assessment against it.

(g)     All of Guarantor's real and personal property, and all operations and activities on it, are in compliance with all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect; none of Guarantor's real or personal property is or will be (1) Contaminated or the site of the disposal or release of any Hazardous Substance, (2) the source of any Contamination of any adjacent property or of any groundwater or surface water, or (3) the source of any air emissions in excess of any legal limit that is now or in the future in effect; and Guarantor has not received notice of any Claim with respect to potential liability under any Environmental Laws, and it does not know of any basis for such liability.

(h)     Immediately after its execution and delivery of this Guaranty: (1) the fair value of Guarantor's assets, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent, or otherwise; (2) the present fair saleable value of Guarantor's property will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent, or otherwise, as such debts and other liabilities become absolute and matured; (3) Guarantor will be able to pay its debts and liabilities, subordinated, contingent, or otherwise, as such debts and liabilities become absolute and matured; and (4) Guarantor will not have unreasonably small capital with which to conduct its business as now conducted and as contemplated that it will be conducted in the future.

(i)     There are no strikes, lockouts, or slowdowns against Guarantor that are pending or, to the best of its knowledge, threatened. The hours worked by and payments made to employees of Guarantor have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Guarantor, or for which any Claim may be made against Guarantor, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability its books.

8.     Covenants. From the date of this Guaranty and until the Guaranteed Indebtedness is fully paid and Lender does not have any obligation to extend loans or other credit facilities to Borrower, Guarantor shall:

(a)     (1) Promptly inform Lender of any occurrence that is an Event of Default or Unmatured Event of Default and of any other occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect; (2) grant to Lender or its representatives the right to examine Guarantor's books and records at any reasonable time or times; (3) maintain complete and accurate books and records of Guarantor's transactions in accordance with good accounting practices; and (4) furnish to Lender any information that it reasonably requests concerning Guarantor's or any of its Affiliates' financial affairs within 10 days after Lender makes the request.

(b)     Pay and discharge or cause to be paid and discharged, as often as they are due and payable, all taxes and assessments of whatever nature that are levied or assessed against Guarantor or any of its properties, unless and to the extent only that (1) in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments are being contested in good faith by appropriate proceedings, and (2) Guarantor shall have set aside on its books adequate reserves with respect to those taxes and assessments.

(c)     Maintain Guarantor's existence in good standing in its current jurisdiction of organization and its qualification in good standing in every other jurisdiction in which the failure to be qualified or authorized to do business could reasonably be expected to have a Material Adverse Effect; continue to conduct and operate Guarantor's business substantially as presently conducted and operated; and comply with all governmental laws, rules, regulations, and orders that apply to Guarantor, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

(d)     Act prudently and in accordance with customary industry standards in managing and operating Guarantor's assets, properties, business, and investments; and keep in good working order and condition, ordinary wear and tear excepted, all of Guarantor's assets and properties that are necessary to the conduct of its business.

(e)     Intentionally deleted.

(f)     Comply in all material respects with the requirements of ERISA, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; (2) within 30 days after it is filed, furnish to Lender a copy of each annual report and annual return, with all schedules and attachments, that ERISA requires Guarantor or any of Guarantor's Affiliates to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each Plan for each Plan year; (3) notify Lender immediately of any fact or circumstance, including, without limitation, any "reportable event" (as defined in Title IV of ERISA), that might be grounds for termination of a Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if Lender requests it, as to the reason the fact or circumstance has occurred and the action, if any, that Guarantor or the Affiliate(s) proposes to take to avoid termination of the Plan; and furnish to Lender, upon its request, any additional information concerning any Plan that Lender reasonably requests.

(g)     Notify Lender in writing within 10 days after Guarantor receives any notice of the beginning of (1) any proceeding or investigation by a federal or state environmental agency against Guarantor or any of Guarantor's Affiliates regarding compliance with Environmental Laws, or (2) any other judicial or administrative proceeding or litigation by or against Guarantor or any of Guarantor's Affiliates that, if adversely decided, could reasonably be expected to have a Material Adverse Effect.

(h)     Intentionally deleted.

(i)     Intentionally deleted.

(j)     Intentionally deleted.

(k)     Intentionally deleted.

(l)     Intentionally deleted.

(m)     Intentionally deleted.

(n)     Intentionally deleted.

(o)     Intentionally deleted.

(p)     Intentionally deleted.

(q)     Not become or allow any Affiliate to become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA (29 U.S.C. 1002), as amended by Section 302 of the Multi- Employer Pension Plan Amendments Act of 1980; or establish or allow any Affiliate to establish for any of its employees any Plan that has, or may in the future incur, any unfunded past service liability.

(r)     Not change Guarantor's name, fiscal year, or method of accounting, except as GAAP requires; provided, however, that Guarantor may change its name if Guarantor gives Lender 60 days' prior written notice of the name change and takes any action that Lender considers necessary to continue the perfection of any security interests and liens that the Collateral Documents grant to Lender.

9.        Events of Default.     Each of the following is a "Default" under this Guaranty:

(a)     If an Event of Default occurs.

(b)     If Guarantor defaults in the payment of the principal or interest of any Indebtedness or other monetary obligation to Lender ("Guarantor Indebtedness"), within five days of when it is due and payable, whether by acceleration or otherwise.

(c)     If Guarantor fails to perform any of its obligations under, or to comply with any of the terms, conditions, and covenants that are contained in, this Guaranty or any other Loan Document or other agreement, document, or instrument that Guarantor has given or in the future gives to Lender to secure any Guarantor Indebtedness or Lender Indebtedness, or if there occurs any other event of default, whether by Guarantor or any third party (other than Lender), as defined in any Loan Document or in any other agreement, document, or instrument that has been given or in the future is given to Lender to secure any Guarantor Indebtedness or Lender Indebtedness, and such failure or default continues for a period of 15 days after notice from Lender, except that such notice shall not be required, and Guarantor shall have no cure rights, with respect to any default or any default that is not capable of being cured.

(d)     If Guarantor defaults in the payment of any Indebtedness that Guarantor at any time owes to any other Person.

(e)     If any statement, warranty, or representation that Guarantor makes in this Guaranty or any statement, warranty, or representation that Guarantor or any third party has made or in the future makes in any other Loan Document, certificate, report, or other document, instrument, or agreement that is delivered under this Guaranty or in connection with any Lender Indebtedness is false or inaccurate in any material respect when made.

(f)     If Guarantor (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (2) is generally unable to pay its debts as they become due, (3) makes a general assignment for the benefit of its creditors, (4) starts a voluntary case under the federal Bankruptcy Code (as now or in the future in effect), (5) files a petition that seeks to take advantage of any other law that provides for the relief of debtors, (6) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition that is filed against Guarantor in any involuntary case under the Bankruptcy Code, or (7) takes any action for the purpose of effecting any of the foregoing.

(g)     If a proceeding or case is started in any court of competent jurisdiction and is not dismissed within 60 days, seeking (1) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of Guarantor or its assets or the appointment of a trustee, receiver, custodian, liquidator, or the like of Guarantor or of all or any substantial part of its assets or (2) similar relief in respect of Guarantor under any law that provides for the relief of debtors; or if an order for relief against Guarantor is entered in an involuntary case under the Bankruptcy Code.

Upon the occurrence a Default, Lender shall have all rights and remedies provided by law and by agreement of Guarantor, including, without limitation, this Guaranty.

10.     Waivers. Guarantor waives all defenses based on suretyship or impairment of collateral. Without limiting the generality of the preceding sentence, Guarantor waives (1) notice of the acceptance of this Guaranty and of the extension or continuation of all or any part of the Guaranteed Indebtedness; (2) presentment, protest, notice, demand, or action with respect to any default in payment of all or any part of the Guaranteed Indebtedness and with respect to any default by Guarantor in its obligations under this Guaranty; and (3) any right to require Lender to sue Borrower or any other Person obligated with respect to all or any part of the Guaranteed Indebtedness or to foreclose or realize upon any security for all or any part of the Guaranteed Indebtedness. Guarantor further waives any and all defenses, claims, and discharges of Borrower or any other obligor with respect to the Guaranteed Indebtedness, except the defense of discharge by payment. Without limiting the generality of the foregoing, Guarantor will not assert, plead, or enforce against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, antideficiency statute, fraud, incapacity, minority, usury, ultra vires, lack of authorization, illegality, or unenforceability that may be available to Borrower or any other obligor with respect to the Guaranteed Indebtedness or any setoff available against Lender to Borrower or any such other obligor, whether or not on account of a related transaction. Guarantor shall be liable for any deficiency remaining after foreclosure of or realization upon any security for all or part of the Guaranteed Indebtedness, whether or not the liability of Borrower or any other obligor for the deficiency is discharged pursuant to statute or judicial decision.

11.     Termination or Revocation. This Guaranty shall continue in effect until 10 days after receipt by Lender of written notice of its termination or revocation. A notice of termination or revocation shall be effective only as to the Guarantor that gives the notice, and this Guaranty shall continue in effect for each Guarantor that does not give such notice. If terminated or revoked, this Guaranty shall continue in effect as to all Guaranteed Indebtedness that was incurred or arose or was committed for before the termination or revocation, including any extensions, renewals, or modifications of the Guaranteed Indebtedness that were made after the termination or revocation.

12.     No Impairment of Guaranty. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following (whether occurring before or after the effective date of a receipt by Lender of notice of termination or revocation of this Guaranty) with respect to all or part of the Guaranteed Indebtedness or any agreement relating to the Guaranteed Indebtedness or with respect to any present or future guaranty or other security for all or part of the Guaranteed Indebtedness: (1) any extension, modification, renewal, indulgence, or substitution; (2) any failure or omission to enforce any right, power, or remedy; (3) any waiver of any right, power, or remedy or of any default; (4) any release, surrender, compromise, settlement, subordination, or modification, with or without consideration, except in connection with a payment in full of the Guaranteed Indebtedness; (5) the unenforceability or invalidity of the Guaranteed Indebtedness or any such agreement, guaranty, or security; (6) any failure by Lender to perfect or secure any priority of its rights with respect to any security; or (7) any consent by Lender to any sale or transfer of any security; all whether or not Guarantor shall have had notice or knowledge of any act, omission, or circumstance referred to in this Section.

13.     Enforceability. If any one or more provisions of this Guaranty are invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected, impaired, prejudiced, or disturbed. If at any time any portion of the obligations of Guarantor under this Guaranty is determined by a court of competent jurisdiction to be invalid, unenforceable, or avoidable, the remaining portion of the obligations of Guarantor under this Guaranty shall not in any way be affected, impaired, prejudiced, or disturbed and shall remain valid and enforceable to the fullest extent permitted by applicable law. If at any time all or any portion of the obligations of Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable, or avoidable under Section 548 of the U.S. Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provision of this Guaranty to the contrary, that obligation or portion thereof of Guarantor under this Guaranty shall not exceed (a) the maximum amount that Guarantor could incur under this Guaranty without rendering this Guaranty void or unenforceable under applicable law relating to fraudulent conveyance, fraudulent transfer, or the like after taking into account the probability of Guarantor making any payment pursuant to this Guaranty, the amount of such probable payment, and all consideration and value directly or indirectly received by Guarantor from Lender or Borrower as a result of Lender making loans and other financial accommodations to Borrower, now or in the future, minus (b) one dollar. If Guarantor claims that Guarantor's liability under the Guaranty is subject to the foregoing limitation, Guarantor agrees that Guarantor has the burden of proof as to all matters pertaining to that limitation in light of the fact that Guarantor has possession of all the financial information needed to determine the amount of such limitation.

14.     Independence of Obligations. The liability of Guarantor under this Guaranty is independent of any other guaranties or obligations that are at any time in effect with respect to all or any part of the Guaranteed Indebtedness and may be enforced regardless of the existence, validity, enforcement, or nonenforcement of any other guaranties or other obligations. Lender is authorized to release or modify the obligations of or surrender any security given by or waive any rights against any other Guarantor, without in any manner affecting or impairing the liability of Guarantor.

15.     Return of Payments. If any payment that Lender applies to the Guaranteed Indebtedness is set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Borrower, any other Guarantor, or any other Person liable in respect of any Guaranteed Indebtedness), the Guaranteed Indebtedness to which the payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding the application, and this Guaranty shall be enforceable as to such Guaranteed Indebtedness as fully as if Lender had not made the application.

16.     Applicable Law, Venue, Jurisdiction. This Guaranty shall be governed by and interpreted according to the laws of the State of Michigan, without giving effect to principles of conflict of laws. Guarantor irrevocably agrees and consents that any action against Guarantor for collection or enforcement of this Guaranty may be brought in any state or federal court that has subject matter jurisdiction and is located in, or whose district includes, Ottawa County, Michigan, and that any such court shall have personal jurisdiction over Guarantor for purposes of the action. Guarantor waives any objection that any such court is not a convenient forum.

17.     Capitalized Terms; Complete Agreement. Capitalized terms that are not otherwise defined in this Guaranty shall have the same meanings set forth in the Loan Agreement, which Guarantor acknowledges having received (or received the opportunity to do so), all of which defined terms are incorporated by reference into this Guaranty. This Guaranty contains the entire agreement between Guarantor and Lender with respect to the subject matter of this Guaranty. There are not any promises, terms, conditions, or obligations other than those contained in this Guaranty. This Guaranty may not be modified except by a writing signed by the party to be charged.

18.     Notices. Any notice or other communication that this Guaranty requires or permits shall be in writing and shall be served either personally or sent by certified United States mail, with postage fully prepaid, or by a nationally recognized overnight courier service, addressed to Guarantor at its address set forth below its signature, and to Lender at its address set forth on Page 1 of this Guaranty, or to any other place that a party designates by like written notice served upon the other party(ies). Notice shall be effective upon receipt, if personally delivered, two Banking Days after mailing, if sent by mail, or one Banking Day after deposit with a courier service, if sent by courier service. Notice to any Guarantor shall constitute notice to each Guarantor.

19.     Binding Effect. This Guaranty shall inure to the benefit of and be binding upon Lender, Guarantor, and their respective heirs, personal representatives, successors and assigns. Each Guarantor shall be jointly and severally liable under this Guaranty, and "Guarantor" means each, all, and any Person signing below as a "guarantor."

20.     Mutual Benefit. Guarantor is affiliated with Borrower and will derive substantial direct and indirect benefits from the extensions of credit by Lender to Borrower. Accordingly, this Guaranty is necessary and convenient to the conduct, promotion, and attainment of the business of Borrower and is in furtherance of the business objectives of Guarantor.

21.     Waiver of Jury Trial. GUARANTOR AND LENDER (BY THE ACCEPTANCE OF THIS GUARANTY) EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING, WITHOUT LIMITATION, ANY CLAIM, THAT IS BASED UPON OR ARISES OUT OF, OR RELATES TO THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM THAT IS BASED UPON, ARISES OUT OF, OR RELATES TO ANY ACTION OR INACTION OF LENDER IN CONNECTION WITH THIS GUARANTY OR THE RELATED INSTRUMENT OR AGREEMENT.

[Signature follows.]

Guarantor has signed this Guaranty as of the date stated on the first page of this Guaranty.

463IP PARTNERS, LLC, a Delaware limited liability company

By	/s/ Mark Bugge

	Its	Authorized Agent

Notice Address:
3133 Orchard Vista Drive SE
Grand Rapids, Michigan 49546